UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11c or Rule 14a-12

GP Strategies Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SUPPLEMENTAL INFORMATION REGARDING THE PROPOSAL TO ELECT ONE OF THE MEMBERS
OF THE BOARD OF DIRECTORS OF GP STRATEGIES CORPORATION

GP Strategies Corporation (“we”, “our”, “us”, or the “Company”) will hold its annual meeting of stockholders on June 22, 2016. We have filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement setting forth the matters to be voted on at the annual meeting, including the election of eight director nominees that the proxy statement identifies.

In the proxy statement we stated that Daniel M. Friedberg, one of our nominees for election as a director, has been President and Chief Executive Officer of Sagard Capital Partners Management Corporation, the investment manager of Sagard Capital Partners, L.P. (“Sagard”), since its founding in 2005 and that since 2005 he has also been a Vice President of Power Corporation of Canada, a diversified international management holding company. As of May 17, 2016, Mr. Friedberg is no longer an employee or officer of Sagard or Power Corporation of Canada. We have also previously disclosed that Sagard is entitled to designate an individual to serve on our board of directors and that Mr. Friedberg is that designee.

Mr. Friedberg remains a nominee for director and we expect him to serve if elected.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL
DIRECTOR NOMINEES, INCLUDING MR. FRIEDBERG.

Additional Information and Where to Find It

At our annual meeting, our stockholders will vote on the election of eight director nominees, an advisory vote on the Company’s named executive officer compensation, an amendment to the Company’s 2011 Stock Incentive Plan and re-approval of the material terms of payment of performance-based compensation thereunder, and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2016. The Company has filed a definitive proxy statement with the SEC to be used to solicit stockholder approval of the election of the director nominees and approval of the other three proposals. Our stockholders are urged to read the definitive proxy statement regarding the matters to be voted on and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information about us and the matters to be voted on. You can obtain a free copy of the definitive proxy statement, as well as other filings containing information about the Company with the SEC, at the SEC’s website at www.sec.gov. Copies of the definitive proxy statement and the SEC filings that are incorporated by reference in the definitive proxy statement can also be obtained, without charge, by directing a request to GP Strategies Corporation, Investor Relations, 70 Corporate Center, 11000 Broken Land Parkway, Suite 200, Columbia, MD 21044, or at our Investor Relations page on our corporate website at www.gpstrategies.com.

GP Strategies Corporation and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the annual meeting. Information regarding our directors and executive officers and the interests of those participants may be obtained by reading our definitive proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2015.